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Exhibit 4.2

List of Shares Held 2004

BASF Group and BASF Aktiengesellschaft List of Shares Held 2004
Pursuant to Section 313, Paragraph 2 and Section 285, No. 11
of the German Commercial Code

I.     Fully, proportionally and equity consolidated subsidiaries and affiliates accounted for in the Consolidated Financial Statements

1.     Fully consolidated subsidiaries (Section 290, Paragraph 2 of the German Commercial Code)

Company and headquarters	Capital held (%)	Thereof BASF AG (%)	Stock- holders' equity (millions)	Net income (millions)	Currency (ISO code)
Germany
Achte BASF Finanzbeteiligungsgesellschaft mbH Ludwigshafen (Rhine)	100.0	100.0	3.7	1.9	EUR
BASF Agro Trademarks GmbH Ludwigshafen (Rhine)	100.0	100.0	0.1	0.1	EUR
BASF Beteiligungsgesellschaft mbH Ludwigshafen (Rhine)	100.0	100.0	2,046.4	(572.6)	EUR
BASF Coatings AG Münster	100.0		227.5	*	EUR
BASF Handels- und Export GmbH Ludwigshafen (Rhine)	100.0	100.0	481.5	*	EUR
BASF Immobilien-Gesellschaft mbH & Co. Pigment KG Ludwigshafen (Rhine)	100.0		12.2	1.8	EUR
BASF Isocyanate China Investment GmbH Ludwigshafen (Rhine)	100.0		0.0	0.0	EUR
BASF IT Services GmbH Ludwigshafen (Rhine)	100.0		28.2	2.4	EUR
BASF Performance Polymers GmbH Rudolstadt	100.0		43.5	*	EUR
BASF PharmaChemikalien GmbH & Co. KG Ludwigshafen (Rhine)	100.0	100.0	43.2	14.7	EUR
BASF Pigment GmbH Ludwigshafen (Rhine)	100.0		14.0	*	EUR
BASF Plant Science GmbH Ludwigshafen (Rhine)	91.0		3.1	*	EUR
BASF Plant Science Holding GmbH Ludwigshafen (Rhine)	100.0	100.0	183.7	*	EUR
BASF Schwarzheide GmbH Schwarzheide	100.0		211.3	*	EUR
BPG Immobilien GmbH Ludwigshafen (Rhine)	100.0		8.5	(0.2)	EUR
Chemische Fabrik Wibarco GmbH Ibbenbüren	100.0		8.0	0.1	EUR
Dr. Wolman GmbH Sinzheim	100.0		2.7	*	EUR
Elastogran GmbH Lemförde	100.0		102.4	*	EUR
GEWOGE Wohnungsunternehmen der BASF GmbH Ludwigshafen (Rhine)	97.0		44.8	3.7	EUR
Guano-Werke GmbH Ludwigshafen (Rhine)	100.0	100.0	2,956.6	48.5	EUR
Haidkopf GmbH Kassel	100.0		0.2	*	EUR

LUWOGE Wohnungsunternehmen der BASF GmbH Ludwigshafen (Rhine)	100.0		42.6	*	EUR
Metanomics GmbH & Co. KGaA Berlin-Charlottenburg	91.0		0.1	*	EUR
Metanomics Verwaltungsgesellschaft mbH Berlin-Charlottenburg	91.0		0.0	*	EUR
SunGene GmbH & Co. KGaA Gatersleben	91.0		0.1	*	EUR
SunGene Verwaltungsgesellschaft mbH Gatersleben	91.0		0.0	*	EUR
Ultraform GmbH & Co. KG Ludwigshafen (Rhine)	100.0	100.0	19.0	5.4	EUR
Untertage-Speicher-Gesellschaft mbH Kassel	100.0		3.6	2.1	EUR
WINGAS GbR Kassel	100.0		0.0	*	EUR
WINGAS GmbH Kassel	65.0		226.5	*	EUR
Wintershall AG Kassel	100.0		2,106.9	*	EUR
Wintershall Erdgas Beteiligungs-GmbH Kassel	100.0		207.7	*	EUR
Wintershall Erdgas Verwaltungs-GmbH Kassel	100.0		156.5	*	EUR
Wintershall Explorations- und Produktions- Beteiligungsgesellschaft mbH, Kassel	100.0		510.5	*	EUR
Zehnte BASF Erwerbsgesellschaft mbH Ludwigshafen (Rhine)	91.0		0.0	*	EUR
Zehnte BASF Finanzbeteiligungsgesellschaft mbH Ludwigshafen (Rhine)	91.0		0.0	*	EUR
Europe (excluding Germany)
BASF A/S Copenhagen, Denmark	100.0	100.0	48.5	15.9	DKK
BASF AB Göteborg, Sweden	100.0	100.0	4,878.5	68.8	EUR
BASF Agri-Production S.A.S. Gravelines, France	100.0		66.0	13.0	EUR
BASF Agro B.V. Arnhem, the Netherlands	100.0		2,510.0	28.1	EUR
BASF Agro Hellas Industrial and Commercial S.A. Athens, Greece	100.0	100.0	7.8	1.3	EUR
BASF Agro S.A.S. Ecully, France	100.0		91.4	19.1	EUR
BASF Agrochemical Products B.V. Arnhem, the Netherlands	100.0		490.4	28.1	USD
BASF Antwerpen N.V. Antwerp, Belgium	100.0		2,680.5	268.7	EUR
BASF AS Asker, Norway	100.0	100.0	22.6	13.5	NOK
BASF Belgium S.A. Brussels, Belgium	100.0	100.0	25.8	3.2	EUR

BASF Coatings Holding B.V. Maarssenbroek, the Netherlands	100.0		229.0	24.4	EUR
BASF Coatings Ltd. Deeside, United Kingdom	100.0		6.6	2.8	GBP
BASF Coatings S.A.S. Clermont de l'Oise, France	100.0		58.8	18.2	EUR
BASF Coatings SpA Burago Molgora, Italy	100.0		17.9	(1.5)	EUR
BASF Coatings S.A. Guadalajara, Spain	99.7		48.7	16.5	EUR
BASF Coordination Center Comm.V. Antwerp, Belgium	100.0		8,386.2	169.5	EUR
BASF Curtex S.A. L'Hospitalet de Llobregat, Spain	100.0		25.6	4.9	EUR
BASF Española S.A. Tarragona, Spain	100.0		273.7	58.5	EUR
BASF France S.A.S. Levallois-Perret, France	100.0	100.0	53.7	3.9	EUR
BASF Health & Nutrition A/S Ballerup, Denmark	100.0	100.0	156.7	(27.4)	DKK
BASF Holding Española S.L. Barcelona, Spain	100.0	100.0	27.8	0.7	EUR
BASF Hungaria Kft. Budapest, Hungary	100.0	100.0	3,246.8	846.3	HUF
BASF Interservice SpA Cesano Maderno, Italy	100.0	90.0	89.3	2.5	EUR
BASF Intertrade AG Zug, Switzerland	100.0	100.0	39.2	37.9	USD
BASF IT Services B.V. Arnhem, the Netherlands	100.0	100.0	102.1	1.3	EUR
BASF Italia SpA Cesano Maderno, Italy	100.0		54.8	6.4	EUR
BASF Nederland B.V. Arnhem, the Netherlands	100.0	100.0	1,591.0	4.6	EUR
BASF Austria GmbH Vienna, Austria	100.0	1.00	14.0	1.1	EUR
BASF Operations B.V. Arnhem, the Netherlands	100.0		3.3	0.5	EUR
BASF OY Helsinki, Finland	100.0	100.0	11.3	(0.4)	EUR
BASF plc Wembley, United Kingdom	100.0		119.2	18.2	GBP
BASF Polska Sp. z.o.o. Warsaw, Poland	100.0	100.0	100.6	30.5	PLN
BASF Switzerland AG Wädenswil/Au, Switzerland	100.0	100.0	25.9	3.2	PLN
BASF SONATRACH Propanchem S.A. Tarragona, Spain	51.0		47.9	0.5	EUR
BASF UK Holdings Ltd. Cheadle, United Kingdom	100.0	100.0	30.8	8.5	GBP
Elastogran France S.A. Mitry-Mory, France	100.0		5.1	0.7	EUR

Elastogran Italia SpA (ELIT) Villanova d'Asti, Italy	100.0		22.8	0.8	EUR
Elastogran S.A. Rubí (Barcelona), Spain	100.0		10.7	2.8	EUR
Elastogran U.K. Ltd. (EUK) Alfreton, United Kingdom	100.0		3.2	0.9	GBP
Frank Wright Limited Ashbourne, United Kingdom	100.0		11.8	1.0	GBP
Société Foncière et Industrielle S.A.S. Clermont de l'Oise, France	92.9		7.2	(0.1)	EUR
Wintershall Nederland Group	100.0		181.5	634.2	EUR
Includes:
Wintershall Dubai Petroleum B.V. The Hague, the Netherlands	100.0		24.4	1.9	EUR
Wintershall Nederland B.V. The Hague, the Netherlands	100.0		181.5	2.7	EUR
Wintershall Nederland Transport and Trading B.V. The Hague, the Netherlands	100.0		8.3	594.7	EUR
Wintershall Noordzee B.V. The Hague, the Netherlands	100.0		529.0	35.0	EUR
Wintershall Oil AG Zug, Switzerland	100.0		8.8	0.2	USD
Wintershall Petroleum (E & P) B.V. The Hague, the Netherlands	100.0		40.4	29.5	USD
ZAO BASF Moscow, Russia	100.0	100.0	17.3	1.3	EUR
North America
BASFIN Corporation Florham Park, New Jersey	100.0	100.0	3,094.8	0.1	USD
BASF Americas Group	100.0		2,535.1	8.8	USD
Includes:
BASF Americas Corporation Florham Park, New Jersey	100.0		3,153.9	13.9	USD
BASF Corporation Florham Park, New Jersey	100.0		469.2	(111.6)	USD
BASF AgGenetics LLC Research Triangle Park, North Carolina	100.0		(3.1)	0.3	USD
BASF Canada Inc. Toronto, Ontario, Canada	100.0	100.0	178.2	38.1	CAD
BASF Fina Petrochemicals Ltd. Partnership Port Arthur, Texas	60.0		58.7	97.3	USD
BASF Pipeline Holdings LLC Houston, Texas	100.0		11.5	0.8	USD
BASF Plant Science Holding's Inc. Florham Park, New Jersey	100.0		0.1		USD
BASF Plant Science LLC Florham Park, New Jersey	100.0		(19.5)	(9.2)	USD
BASF Properties Inc. Toronto, Ontario, Canada	100.0		4.3	0.5	CAD

BodyShopmall.com Inc. Toronto, Ontario, Canada	100.0		(0.4)	(0.1)	CAD
BT Propylene LLC Florham Park, New Jersey	60.0		14.8	0.0	USD
Foam Enterprises Inc. Plymouth, Minnesota	100.0		45.0	1.6	USD
Micro Flo Company LLC Memphis, Tennessee	100.0		105.5	15.0	USD
MTO Reality Holding LLC Florham Park, New Jersey	100.0		0.0	0.0	USD
Sabina Petrochemicals LLC* Wilmington, Delaware	22.8		67.6	3.2	USD
Thousand Springs Trout Farms Inc. Wilmington, Delaware	100.0		0.0	0.0	USD
Tradewinds Chemicals Corporation Mount Olive, New Jersey	100.0		362.4	3.0	USD
BASF de Mexico Group	100.0		1,757.7	154.5	MXN
Includes:
BASF Coatings de Mexico, S.A. de C.V. Mexico City, Mexico	100.0		47.1	79.3	MXN
BASF Interservicos, S.A. de C.V. Mexico City, Mexico	100.0		(24.7)	3.1	MXN
BASF de Mexico, S.A. de C.V. Mexico City, Mexico	100.0	100.0	1,757.7	154.5	MXN
BASF Mexicana, S.A. de C.V. Mexico City, Mexico	100.0		1,480.4	(32.8)	MXN
South America
BASF Argentina S.A. Buenos Aires, Argentina	100.0	99.9	238.7	100.8	ARS
BASF S.A. Group Brazil	100.0		1,327.9	440.6	BRL
Includes:
BASF S.A. São Bernardo do Campo, Brazil	100.0		1,327.9	440.6	BRL
BASF Poliuretanos Ltda. Maua, Brazil	100.0		48.2	17.4	BRL
BASF Chile S.A. Santiago de Chile, Chile	100.0	99.9	28,816.0	6,889.0	CLP
BASF de Costa Rica, S.A. San José, Costa Rica	100.0	100.0	2,973.4	1,475.0	CRC
BASF Peruana S.A. Lima, Peru	99.8	99.8	39.2	13.3	PEN
BASF Quimica Colombiana S.A. Bogotá, Colombia	100.0	100.0	92,225.0	22,704.0	COP
Wintershall BM-C-19 Ltda. Rio de Janeiro, Brazil	100.0		(69.8)	(29.6)	BRL
Wintershall BM-ES-7 Ltda. Rio de Janeiro, Brazil	100.0		(105.8)	(54.5)	BRL
Wintershall BM-S-14 Ltda. Rio de Janeiro, Brazil	100.0		(109.6)	(54.8)	BRL
Wintershall Energía S.A. Buenos Aires, Argentina	100.0		704.7	308.4	ARS

* Proportionally consolidated affiliate.

Asia, Pacific Area, Africa
BASF (China) Company Ltd. Beijing, China	100.0	100.0	1,224.7	35.9	CNY
BASF (Malaysia) Sdn. Bhd. Petaling Jaya, Malaysia	100.0		127.4	36.9	MYR
BASF (Thai) Ltd. Bangkok, Thailand	100.0	100.0	1,260.2	224.6	THB
BASF Agro Ltd. Tokyo, Japan	100.0		487.0	258.0	JPY
BASF Australia Ltd. Melbourne, Victoria, Australia	100.0	100.0	49.6	17.6	AUD
BASF Auxiliary Chemicals Company Ltd. Pudong, Shanghai, China	100.0		1,144.2	184.6	CNY
BASF Chemicals Company Ltd. Shanghai, China	100.0		688.4	(113.2)	CNY
BASF China Limited Kowloon, Hong Kong, China	100.0	100.0	327.0	174.4	HKD
BASF Company Ltd. Seoul, South Korea	100.0		447,643.0	47,803.0	KRW
BASF FZE Dubai, UAE Dubai	100.0	100.0	10.0	9.0	AED
BASF Idemitsu Co. Ltd. Tokyo, Japan	67.0	67.0	1,808.0	535.0	JPY
BASF India Ltd. Mumbai, India	52.7	52.7	2,529.3	445.6	INR
BASF Japan Ltd. Tokyo, Japan	100.0	100.0	18,874.0	1,574.0	JPY
BASF JCIC Neopentylglycol Company Ltd. Jilin City, China	60.0	50.0	225.0	90.9	CNY
BASF New Zealand Ltd. Auckland, New Zealand	100.0	100.0	14.8	2.1	NZD
BASF Pakistan (Private) Ltd. Karachi, Pakistan	51.0	51.0	309.9	79.9	PKR
BASF PETRONAS Chemicals Sdn. Bhd. Petaling Jaya, Malaysia	60.0	60.0	321.6	17.0	USD
BASF Philippines, Inc. Canlubang, Calamba Laguna, Philippines	100.0	100.0	554.6	(175.4)	PHP
BASF Services (Malaysia) Sdn. Bhd. Petaling Jaya, Malaysia	100.0	100.0	218.1	(10.6)	MYR
BASF Singapore Pte. Ltd. Singapore	100.0	100.0	21.6	6.4	SGD
BASF South Africa (Pty.) Ltd. Halfway House, South Africa	100.0	100.0	158.6	17.6	ZAR
BASF South East Asia Pte. Ltd. Singapore	100.0	100.0	394.3	70.9	SGD
BASF Styrenics Holding Company Port Louis, Mauritius	100.0	100.0	43.5	0.0	USD
BASF Styrenics Private Ltd. Mumbai, India	100.0		314.7	(53.9)	INR
BASF Taiwan Ltd. Taipei, Taiwan	100.0	100.0	434.0	297.1	TWD
BASF Trading (Shanghai) Co. Ltd. Shanghai, China	100.0		120.0	64.1	CNY

BASF Türk Kimya Sanayi ve Ticaret Ltd. Sti. Istanbul, Turkey	100.0	99.0	31,355.466.0	(3,295.804.0)	TRL
BASF Vitamins Company Ltd. Shenyang, China	98.0	60.0	159.5	2.9	CNY
P. T. BASF Indonesia Jakarta, Indonesia	97.0	97.0	245,621.0	58,937.0	IDR
Shanghai BASF Polyurethane Company Shanghai, China	70.0		767.5	(5.2)	CNY
Yangzi-BASF Styrenics Co. Ltd. Nanjing, China	60.0	50.0	1,628.0	272.6	CNY

2.     Proportionally consolidated affiliates (Section 310 of the German Commercial Code)

Germany
BASF GE Schwarzheide GmbH & Co. KG Schwarzheide	50.0	50.0	8.7	3.4	EUR
Wintershall Erdgas Handelshaus GmbH & Co. KG (WIEH) Berlin	50.0		0.1	*	EUR
Europe (excluding Germany)
ELLBA C. V. Rotterdam, the Netherlands	50.0		216.6	65.8	EUR
Produits et Engrais Chimiques du Rhin S. A. (PEC Rhin) Ottmarsheim, France	50.0	50.0	31.1	7.3	EUR
Wintershall Erdgas Handelshaus Zug AG Zug, Switzerland	50.0		25.4	56.2	USD
North America
Polioles, S.A. de C.V. Mexico City, Mexico	50.0		829.3	88.8	MXN
Asia, Pacific Area, Africa
BASF Inoac Polyurethanes, Ltd. (BIP) Shinshiro-Shi, Aichi, Japan	50.0		4,084.0	550.0	JPY
BASF NOF Coatings Co., Ltd. Tokyo, Japan	50.0		20,204.0	244.0	JPY
BASF-YPC Company Ltd. Nanjing, China	50.0	10.0	8,184.8	(608.3)	CNY
ELLBA Eastern Private Ltd. Singapore	50.0		59.9	0.0	USD
Shanghai Gao Qiao-BASF Dispersions Co. Limited Shanghai, China	50.0	40.0	365.8	61.7	CNY

3.     Equity consolidated subsidiaries (Section 312 of the German Commercial Code)

Germany
BASF Future Business GmbH Ludwigshafen (Rhine)	100.0	100.0	25.7	*	EUR
BASF Venture Capital GmbH Ludwigshafen (Rhine)	100.0		22.8	(3.8)	EUR
BTC Speciality Chemical Distribution GmbH Cologne	100.0		2.3	*	EUR

Lucura Rückversicherungs AG Ludwigshafen (Rhine)	100.0		35.8	4.6	EUR
Wintershall Wolga Petroleum GmbH** Kassel	100.0		0.2	2.3	EUR
Europe (excluding Germany)
BASF Coatings Refinish AG Wädenswil/Au, Switzerland	100.0		2.0	0.7	CHF
BASF Ireland Limited Dublin, Ireland	100.0	100.0	2.6	0.1	EUR
South America
BASF Ecuatoriana S.A. Quito, Ecuador	100.0	99.9	4.9	0.7	USD
BASF Poliuretanos S.A. Buenos Aires, Argentina	100.0	3.2	1.9	8.5	ARS
BASF Venezolana, S.A. Caracas, Venezuela	100.0	100.0	16,351.3	11,610.5	VEB
Asia, Pacific Area, Africa
BASF Polyurethanes (Malaysia) Sdn. Bhd. Petaling Jaya, Malaysia	100.0		13.0	3.6	MYR
BASF Polyurethanes (Taiwan) Co. Ltd. Hsinchu, Taiwan	100.0	100.0	120.9	43.4	TWD
BASF Shanghai Coatings Company Ltd. Shanghai, China	60.0		80.0	9.6	CNY
*
Profit/loss transfer agreement

**
Includes earnings of consolidated subsidiaries/Group

4.     Equity consolidated affiliates (Section 312 of the German Commercial Code)

Germany
Solvin GmbH & Co. KG* Hanover	25.0	25.0	271.4	67.6	EUR
Europe (excluding Germany)
Basell N.V.* Hoofddorp, the Netherlands	50.0	17.8	3,200.6	150.5	EUR
BASF Huntsman Shanghai Isocyanate Investment B.V. Arnhem, the Netherlands	50.0		26.1	(0.1)	EUR
Indurisk Rückversicherungs-AG Luxembourg, Luxembourg	50.0		5.1	0.0	EUR
Svalöf Weibull AB* Svalöv, Sweden	40.0		581.8	40.1	SEK
Asia, Pacific Area, Africa
Shanghai Lianheng Isocyanate Co. Ltd. Shanghai, China	35.0		419.9	0.0	CNY
*
Includes earnings of consolidated subsidiaries/Group

II.    Other subsidiaries, affiliates and other participating interests

1.     Non-consolidated minor subsidiaries (Section 296 [2] of the German Commercial Code)

Company and headquarters	Capital held (%)	Thereof BASF AG (%)
Germany
ART-Autolack-Systeme GmbH Dortmund	100.0
Ausbildungsplatzinitiative Pfalz GmbH Ludwigshafen (Rhine)	97.0	97.0
BASF Akquisitions- und Objektverwertungs- gesellschaft mbH, Ludwigshafen (Rhine)	100.0	100.0
BASF Chemikalien GmbH Ludwigshafen (Rhine)	100.0	100.0
BASF ChemTrade GmbH Burgbernheim	100.0	100.0
BASF Immobilien-Gesellschaft mbH Ludwigshafen (Rhine)	100.0	100.0
BASF Innovationsfonds GmbH Ludwigshafen (Rhine)	100.0	100.0
BASF Jobmarkt GmbH Ludwigshafen (Rhine)	100.0	100.0
BASF Katalysatorproduktionsgesellschaft Köln mbH Ludwigshafen (Rhine)	100.0	100.0
BASF Lizenz GmbH Ludwigshafen (Rhine)	100.0
BASF Mobilienleasing GmbH Ludwigshafen (Rhine)	100.0
BASF Power GmbH Ludwigshafen (Rhine)	100.0	100.0
BASF Spezialdünger-Pensionsverwaltung GmbH Münster	100.0
Dr. Heinrich von Brunck Gedächtnisstiftung für Werksangehörige der BASF GmbH, Ludwigshafen (Rhine)	95.0	95.0
Elastogran Schwarzheide GmbH Schwarzheide	100.0
Elfte BASF Chemiebeteiligungsgesellschaft mbH Ludwigshafen (Rhine)	100.0	100.0
Elfte BASF Erwerbsgesellschaft mbH Ludwigshafen (Rhine)	100.0	100.0
Elfte BASF Finanzbeteiligungsgesellschaft mbH Ludwigshafen (Rhine)	100.0	100.0
Elfte BASF Projektentwicklungsgesellschaft mbH Ludwigshafen (Rhine)	100.0	100.0
Envimax GmbH Heddesheim	100.0
Gesellschaft zur Förderung der Lackkunst mbH Münster	100.0
Gewerkschaft des konsolidierten Steinkohlenbergwerks Breitenbach GmbH Ludwigshafen (Rhine)	100.0	100.0
Gewerkschaft Röchling GmbH Kassel	100.0
Glasurit GmbH Münster-Hiltrup	100.0

Guano-Werke Pensionsverwaltung GmbH Ludwigshafen (Rhine)	100.0
Guano-Werke Vermögensverwaltung AG i. L. Ludwigshafen (Rhine)	99.8
LUCARA Immobilienverwaltungs GmbH Ludwigshafen (Rhine)	100.0	100.0
ME Projektabwicklung GmbH Ludwigshafen (Rhine)	100.0
Metanomics Health GmbH Berlin	65.1
Projektentwicklungs-GmbH Friesenheimer Insel Ludwigshafen (Rhine)	100.0	100.0
SEWOGE Service- und Wohnungsunternehmen GmbH Schwarzheide	100.0	100.0
SGS-Schwarzheider Gastronomie und Service GmbH Schwarzheide	100.0
Ultraform Verwaltungsgesellschaft mbH Ludwigshafen (Rhine)	100.0	100.0
Vitamultina Pharmazeutische und Nahrungsergänzungsprodukte GmbH Ludwigshafen (Rhine)	100.0	100.0
Wintershall Bank GmbH Kassel	100.0
WIEH Verwaltungs-GmbH Kassel	100.0
WINGAS Verwaltungs-GmbH Kassel	100.0
Wintershall Lenkoran GmbH Kassel	100.0
Wintershall Libyen Oil & Gas GmbH Kassel	100.0
Wintershall Nordkaspische Exploration und Production GmbH Ludwigshafen (Rhine)	100.0
Wintershall Urengoi GmbH Kassel	100.0
Wintershall Vermögensverwaltungsgesellschaft mbH Ludwigshafen (Rhine)	100.0
Zehnte BASF Chemiebeteiligungsgesellschaft mbH Ludwigshafen (Rhine)	100.0	100.0
Zehnte BASF Projektentwicklungsgesellschaft mbH Ludwigshafen (Rhine)	100.0	100.0
Zweite BASF Immobilien-Gesellschaft mbH Ludwigshafen (Rhine)	100.0	95.0
Europe (excluding Germany)
ART Autolack-Systeme, S.A. Guadalajara, Spain	99.7
Auto Make-up S.A.R.L. Mitry-Mory, France	100.0
Awiag Ltd. Valetta, Malta	100.0
BASCOM AG Wädenswil/Au, Switzerland	100.0
BASF Automotive Coatings Services S.A.R.L. Clermont de l'Oise, France	100.0

BASF Automotive Coatings Services S.R.O. Bratislava, Slovakia	100.0
BASF Automotive Coatings Services Sp. z.o.o. Swarzedz, Poland	100.0
BASF Automotive Storitve ZA Avtomobilske d.o.o. Ljubljana, Slovenia	100.0
BASF Biocides Ltd. Ruddington, United Kingdom	100.0	100.0
BASF Chemicals Ltd. Cheshire, United Kingdom	100.0
BASF Coatings Nederland B.V. Maarssenbroek, the Netherlands	100.0
BASF Coatings Refinish GmbH Eugendorf, Austria	100.0
BASF Coatings Refinish Ltd. Didcot, United Kingdom	100.0
BASF Coatings Refinish Norden AB Hisings Kaerra, Sweden	100.0
BASF Coatings Refinish S.A./N.V. Brussels, Belgium	100.0
BASF Colorants Trading S.A. Wädenswil/Au, Switzerland	100.0	100.0
BASF Croatia d.o.o. Zagreb, Croatia	100.0	100.0
BASF Curtex Productos Químicos Ltda. Porto, Portugal	100.0
BASF EOOD Sofia, Bulgaria	100.0	100.0
BASF Finance Europe N.V. Arnhem, the Netherlands	100.0	100.0
BASF IT Services Holding Ltd. Cheadle, United Kingdom	100.0
BASF IT Services Ltd. Wilmslow, United Kingdom	100.0
BASF IT Services N.V. Antwerp, Belgium	100.0
BASF IT Services S.A. Barcelona, Spain	100.0
BASF IT Services SpA Cesano Maderno, Italy	100.0
BASF Jugoslavija d.o.o. Belgrade, Serbia-Montenegro	100.0	100.0
BASF Masterbatch N.V. Kuurne, Belgium	100.0
BASF Portuguesa Lda. Prior Velho, Portugal	100.0	70.5
BASF Slovenija d.o.o. Ljubljana, Slovenia	100.0	100.0
BASF Slovensko spol. s r.o. Bratislava, Slovakia	100.0	100.0
BASF spol. s r.o. Prague, Czech Republic	100.0	100.0

BASF SRL Bucharest, Romania	100.0	100.0
BASF Styrodur Iberica, S.L. Tudela, Spain	100.0
BASF Tovarystvo z Obmezenoju Vidpovdal'nistju Kiev, Ukraine	100.0	99.0
BASF Trading Centre-Distribuiçao de Produtos Químicos Especiais Lda. Marinha Grande, Portugal	100.0
BASF UAB Vilnius, Lithuania	100.0	100.0
BASF Wostok OOO Moscow, Russia	100.0
Boots Galenika d.o.o. Belgrade, Serbia-Montenegro	51.0	51.0
BTC Speciality Chemical Distribution S.R.O. Bratislava, Slovakia	100.0	100.0
BTC Speciality Chemical Distribution S.L. Barcelona, Spain	100.0
BTC Speciality Chemical Distribution SpA Cesano Maderno, Italy	100.0
BTC Speciality Chemical Distribution B. V. Arnhem, the Netherlands	100.0
BTC Speciality Chemical Distribution Ltd. Cheshire, United Kingdom	100.0
BTC Speciality Chemical Distribution S.A.S. Levallois-Perret, France	100.0
BTC Speciality Chemical Distribution N.V./S.A. Brussels, Belgium	100.0
BTC Speciality Chemical Distribution A/S Copenhagen, Denmark	100.0
COMPAREX Information Systems Ltd. Cheadle, United Kingdom	100.0
Cyanamid Agro S.A./N.V. Gembloux, Belgium	100.0
Cyanamid Ireland Limited Clonee, Ireland	100.0
Cyanamid Russ A/O Moscow, Russia	100.0	100.0
Elastogran Kemipur Poliuretan System Kft. Solymar, Hungary	100.0
Elastogran Lagomat Nordic AB Angered, Sweden	100.0
Haus am Kai 1, OOO Moscow, Russia	100.0	19.6
Himmoba AG Wädenswil/Au, Switzerland	100.0
Lipogene AB Svalöv, Sweden	91.0
OOO Megatron NVK Machachkala, Russia	70.0
Plant Science Sweden AB Svalöv, Sweden	91.0

WINGAS Belgium S.P.R.L./B.V.B.A. Brussels, Belgium	65.4
Wintershall Gas spol. s r.o. Prague, Czech Republic	100.0
Wintershall Services B.V. The Hague, the Netherlands	100.0
North America
Automotive Refinish Technologies, LLC Southfield, Michigan	100.0
Automotive Refinish Technology, Inc. (ART) Toronto, Ontario, Canada	100.0
BASF Venture Capital America Inc. Santa Barbara, California	100.0
BASF Venture Capital Canada Inc. Toronto, Ontario, Canada	100.0
BF Textile Colours Holding Inc. Wilmington, North Carolina	100.0	100.0
DNA Landmarks Inc. St.-Jean-sur-Richelieu, Quebec, Canada	81.9
MTO Realty Holdings LLC Florham Park, New Jersey	100.0
Transpharm Inc. Florham Park, New Jersey	100.0
South America
Aislapol S.A. Santiago de Chile, Chile	100.0	99.9
Basanil S.A. Buenos Aires, Argentina	100.0	100.0
BASF Bolivia S.R.L. Santa Cruz, Bolivia	100.0	100.0
BASF de El Salvador, S.A. de C.V. San Salvador, El Salvador	100.0	100.0
BASF de Guatemala S.A. de C.V. Guatemala City, Guatemala	100.0	99.0
BASF de Nicaragua S.A. Managua, Nicaragua	99.9
BASF Dominicana S.A. Santo Domingo, Dominican Republic	100.0	100.0
BASF Panama S.A. Panama City, Panama	100.0	100.0
BASF Paraguaya S.A. Asunción, Paraguay	100.0	100.0
BASF Uruguaya S.A. Montevideo, Uruguay	100.0	100.0
Cyanamid El Salvador S.R.L. San Salvador, El Salvador	100.0	99.9
Tintas Graficas S.A. Santiago de Chile, Chile	96.2
Tintas Graficas S.A. San Luis, Argentina	92.5
Wintershall BM-C-10 Ltda. Rio de Janeiro, Brazil	100.0

Wintershall BM-ES-1 Ltda. Rio de Janeiro, Brazil	100.0
Wintershall do Brasil Serviços Ltda. Rio de Janeiro, Brazil	100.0
Asia, Pacific Area, Africa
ART Automotive Refinish Technologies (PTY) Ltd. Milnerton, South Africa	100.0
BASF (Ethiopia) Ltd. P.L.C. Addis Ababa, Ethiopia	100.0	100.0
BASF (Ghana) Ltd. Accra, Ghana	100.0	100.0
BASF Agro Ltd. Seoul, South Korea	100.0
BASF Animal Nutrition (Pty.) Ltd. Beaconvale, South Africa	100.0
BASF Bangladesh Ltd. Dacca, Bangladesh	76.4	76.4
BASF Chemdyes Sdn. Bhd. Perai, Malaysia	51.0	51.0
BASF Chemicals and Polymers (Pvt.) Ltd. Karachi, Pakistan	100.0	100.0
BASF Coatings International Trade (Shanghai) Co. Ltd. Shanghai, China	100.0
BASF Coatings (Pty.) Ltd. Vanderbijlpark, South Africa	100.0
BASF Coatings (Pty.) Ltd. Wetherill Park, New South Wales, Australia	100.0
BASF Coatings + Inks Philippines Inc. Makati, Metro Manila, Philippines	100.0
BASF Coatings Inc. Canlubang, Calamba Laguna, Philippines	100.0
BASF Coatings (Pvt.) Ltd. Mumbai, India	100.0	44.6
BASF Coatings PMB (Pty.) Ltd. Vanderbijlpark, South Africa	100.0
BASF East Africa Ltd. Nairobi, Kenya	100.0	100.0
BASF East Asia Regional Headquarters Limited Hong Kong, China	100.0	100.0
BASF Industries Private Ltd. Mumbai, India	100.0	100.0
BASF Iran AG Tehran, Iran	100.0	100.0
BASF Ltd. Cairo, Egypt	100.0	99.0
BASF Maroc S.A. Casablanca, Morocco	100.0	100.0
BASF Polyurethanes (China) Co. Ltd. Panyu Guangdong, China	100.0
BASF S.p.A. Hydra, Algeria	100.0	100.0
BASF Tai Ching Crop Protection Chemicals Corp. Taipei, Taiwan	55.0	55.0

BASF Takeda Vitamins Ltd. Tokyo, Japan	66.0
BASF Textile and Leather Centre Asia Sdn. Bhd. Petaling Jaya, Malaysia	100.0	100.0
BASF-Finlay (Private) Limited Colombo, Sri Lanka	66.7	66.7
CSJ K.K. Tokyo, Japan	100.0
Cyanamid Agricultural Products Sdh. Bhd. Petaling Jaya, Malaysia	100.0	100.0
Cyanamid Limited Lilongwe, Malawi	100.0
Cyanamid Zimbabwe (PVT) Ltd. Workington, Zimbabwe	100.0
Elastogran Polürethan Sanayi ve Ticaret A.S. Pendik-Istanbul, Turkey	100.0

2.     Non-consolidated minor affiliates
(Section 311 [2] of the German Commercial Code)

Germany
Aurentum Innovationstechnologien GmbH Mainz	25.2
Axaron Bioscience AG Heidelberg	43.5	43.5
BASF GE Schwarzheide Beteiligungs GmbH Schwarzheide	50.0	50.0
CWD Chemie-Wirtschaftsdatenbanken GmbH Frankfurt (Main)	50.0	50.0
CWK Software und Service GmbH Mannheim	27.2
DATASOUND Gesellschaft zur Entwicklung und Vermarktung digitaler Audio- und Informationssysteme, Ludwigshafen (Rhine)	25.0
Emsland-Erdölleitung GmbH Osterwald	25.0
Erdgasverkaufsgesellschaft mbH Münster	28.8
Gesellschaft für Wohnungs-, Gewerbe- und Städtebau Aktiengesellschaft Ludwigshafen (Rhine)	30.0
Ginger GmbH Ludwigshafen (Rhine)	22.0	22.0
KGS Keto-Gulonsäure Vertriebsgesellschaft beschränkt haftende OHG Krefeld	33.3	33.3
M-Exchange AG Frankfurt (Main)	46.5
Projektförderung Initiative für Beschäftigung GmbH Münster	25.0
PSG Procurement Service GmbH Lohmar	50.0
RAIL4Chem Eisenbahnverkehrsgesellschaft mbH Essen	25.0	25.0

Rhinegas Erdgasleitungsgesellschaft mbH i. L. Hanover	50.0	50.0
Solvin Europe GmbH Hanover	25.2	25.2
Stuttgarter IT Gesellschaft mbH Stuttgart	50.0
S.T.E.P.PersonalentwicklungsgesellschaftmbH Ludwigshafen (Rhine)	33.4	33.4
WV Elektro GmbH & Co. Handels-KG Frankfurt (Main)	50.0
WV Energie AG Frankfurt (Main)	50.0
WV Service GmbH Frankfurt (Main)	50.0
WV Versicherungsmakler GmbH Frankfurt (Main)	25.0
Europe (excluding Germany)
Amylogene Handelsbolaget Svalöv, Sweden	45.5
BASF Naber S.A. Valencia, Spain	50.0
BASF Nutrition Animale S.A.S. Chateau Gontier, France	50.0
Cseber Csomagoloeszköz Begyüjtesi Rendeszer KHT Budapest, Hungary	22.8
Elastokam OOO Nishnekamsk Promsona, Russia	50.0
ELLBA B.V. Rotterdam, the Netherlands	50.0
Gestio de Residus Especiales de Catalunya S.A. Tarragona, Spain	33.3
HydroWingas Ltd. Twickenham, United Kingdom	32.5
L5C Production B.V. The Hague, the Netherlands	30.0
L8B Production B.V. The Hague, the Netherlands	25.0
N.V. Noordwinning K 13 The Hague, the Netherlands	30.3
Noordwinning L8A B.V. The Hague, the Netherlands	30.3
Omnexus N.V. Amsterdam, the Netherlands	21.0	21.0
OOO Achimgaz Novy Urengoy, Russia	50.0
P2A (Groep) B.V. The Hague, the Netherlands	22.2
P6-(Groep) B.V. The Hague, the Netherlands	27.0
Q4 (Groep) B.V. The Hague, the Netherlands	29.9
Q8 (Groep) B.V. The Hague, the Netherlands	30.0
Severoceska Plynarenska A.S. Usti Nad Labem, Czech Republic	20.2

Société Civile Immobilière des Plastiques de Normandie Lillebonne, France	41.4
Stredoceska Plynarenska A.S. Prague, Czech Republic	31.0
Société de Participation dans l'Industrie et le Transport du Pétrole Neuilly-sur-Seine, France	27.2
WIEE Romania SRL Bucharest, Romania	50.0
Wirom Gas S.A. Bucharest, Romania	25.6
Wolgodeminoil OOO Volgograd, Russia	50.0
North America
Aislantes y Acusticos de Monterrey, S.A. de C.V. Santa Catarina, N.L.C.P., Mexico	50.0
Buckeye Products Pipeline, LP Houston, Texas	22.0
Fort Amanda Specialities, LLC Lima, Ohio	50.0
Gulf Coast Pipeline, LP Houston, Texas	22.0
South America
Ingredia Alimentacion Animal S.A. Caracas, Venezuela	37.2
Asia, Pacific Area, Africa
BASF AKZO Nobel Automotive OEM Coatings PTY. Limited Melbourne, Victoria, Australia	50.0
BASF Kanoo Gulf FZE Dubai, UAE Dubai	49.0
BASF Kanoo Gulf LLC Dubai, UAE Dubai	49.0	49.0
BASF Tunisie S.A. Megrine, Tunisia	49.0	49.0
BNC Color Techno Service Co. Ltd. Fukuoka, Japan	50.0
Kartal Kimya San. ve Tic. A.S. Istanbul, Turkey	25.1	25.1
Nisso BASF Agro Co., Ltd. Tokyo, Japan	45.0	45.0
NOF Kansai Marine Coatings Co., Ltd. Tokyo, Japan	25.0
NOF (Thailand) Ltd. Bangkok, Thailand	20.0
Pigment Manufacturers of Australia Ltd. i. L. Laverton, Victoria, Australia	50.0
Toray BASF PBT Resin Sdn. Bhd. Kuala Lumpur, Malaysia	50.0	50.0
Taiwan NOF Coatings Ltd. Taipei, Taiwan	35.0
Vitacolor Industries, Inc. Manila, Philippines	40.0	40.0
Yasar BASF Automotive Coatings Company Ltds. Izmir, Turkey	50.0

3.     Participating interests of between 5 and 20 percent in major corporations (Section 285, No. 11 of the German Commercial Code)

Company and headquarters	Capital held (%)	Thereof BASF AG (%)	Stock- holders' equity (millions)	Net income (millions)	Currency (ISO code)
Germany
K + S Aktiengesellschaft Kassel	10.0	10.0	555.4*	101.3*	EUR
VNG-Verbundnetz Gas AG Leipzig	15.8		504.0*	124.0*	EUR

*2003
Financial Statements

III.  Information on subsidiaries

The German subsidiaries listed below, which have the legal form of either a corporation or a partnership, make use of the exemptions offered by Section 264, Paragraph 3 or Section 264 b of the German Commercial Code, respectively.

Company and headquarters
Germany
BASF Coatings AG Münster
BASF Performance Polymers GmbH Rudolstadt
BASF PharmaChemikalien GmbH & Co. KG Ludwigshafen (Rhine)
BASF Pigment GmbH Ludwigshafen (Rhine)
BASF Schwarzheide GmbH Schwarzheide
BTC Speciality Chemical Distribution GmbH Cologne
Chemische Fabrik Wibarco GmbH Ibbenbüren
Elastogran GmbH Lemförde
Dr. Wolman GmbH Sinzheim
GEWOGE Wohnungsunternehmen der BASF GmbH Ludwigshafen (Rhine)
Haidkopf GmbH Kassel
LUWOGE Wohnungsunternehmen der BASF GmbH Ludwigshafen (Rhine)
Ultraform GmbH & Co. KG Ludwigshafen (Rhine)
WINGAS GmbH Kassel
Wintershall AG Kassel
Wintershall Erdgas Beteiligungs-GmbH & Co. KG Kassel
Wintershall Erdgas Handelshaus GmbH & Co. KG Berlin
Wintershall Erdgas Verwaltungs-GmbH Kassel
Wintershall Explorations- und Produktions-Beteiligungsgesellschaft mbH Kassel

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